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                                   CYNET, INC.

                     STATEMENT OF THE POWERS, DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                  SERIES C REDEEMABLE CALLABLE PREFERRED STOCK,
                                  NO PAR VALUE

         Pursuant to Section 2.13 of the Texas Business Corporation Act



     The following resolution was duly adopted by the Board of Directors of CyNet, Inc. (the "Corporation"), pursuant to the provisions of Section 2.13 of the Texas Business Corporation Act (the "TBCA"), on January 31, 2000, by the unanimous written consent of the Board of Directors:

     WHEREAS, the Board of Directors is authorized, within the limitations and restrictions stated in the Articles of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, no par value, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the TBCA; and

     WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares consisting such series.

     NOW, THEREFORE, BE IT RESOLVED:

     1. DESIGNATION AND NUMBER OF SHARES. There shall be hereby created and established a series of Preferred Stock designated as "Series C Redeemable Callable Preferred Stock" (the "Series C Preferred Stock"). The authorized number of shares of Series C Preferred Stock shall be one million six hundred thousand (1,600,000) shares.

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     2. RANK. The Series C Preferred Stock shall with respect to distributions of assets and rights upon the occurrence of a Liquidation rank (i) senior to (A) all classes of common stock of the Corporation (including, without limitation, the Class A Common Stock, no par value (the " Class A Common Stock"), of the Corporation and the Class B Common Stock, no par value (the "Class B Common Stock"), of the Corporation, (B) the Series D Redeemable Convertible Preferred Stock, no par value, of the Corporation (the "Series D Preferred Stock") and (C) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank PARI PASSU with or senior to the Series C Preferred Stock (the "Junior Stock") and (ii) junior to
(A) all currently outstanding shares of Series A Convertible Non Voting Preferred Stock, no par value, of the Corporation (the "Series A Preferred Stock"), and (B) all currently outstanding shares of Series B Cumulative Non Voting Preferred Stock, no par value, of the Corporation (the " Series B Preferred Stock").

     3. DIVIDENDS. The shares of Series C Preferred Stock shall not be entitled to any dividends except liquidating dividends as provided in Section 4 below. Except as provided for in Section 4 below, the Series C Preferred Stock shall be entitled to no other dividends.

     4.   LIQUIDATION PREFERENCE.

          (a) In the event of a Liquidation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid for each share of Series C Preferred Stock held thereby, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock, an amount (the "Liquidation Amount") in cash equal to the Call Redemption Price per share (the "Liquidation Preference") (subject to adjustment under conditions analogous to those provided in Section 7(d)). If the assets of the Corporation are not sufficient to pay in full the foregoing Liquidation Amounts to the holders of outstanding shares of the Series C Preferred Stock, then the holders of all shares of Series C Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock are entitled were paid in full.

          (b) Upon completion of the distribution required by subsection
(a) of this Section 4, the holders of shares of Series C Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

     5. REDEMPTION. (a) On or after the date of issuance of the Series C Preferred Stock, unless a Notice of Redemption (defined herein in Section 5(c) below) has been given by the holders of the Series C Preferred Stock pursuant to Section 5(b) below, the Corporation may redeem all or any portion of the shares of Series C Preferred Stock then outstanding at the applicable Call Redemption Price.

(b) On or after February 3, 2001, the holders of the Series C Preferred Stock may put to the Corporation for mandatory redemption all or any portion of the shares of Series C Preferred Stock then outstanding held by each such holder at the applicable Redemption Price. If the funds of the

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Corporation legally available for redemption of shares of Series C Preferred
Stock are insufficient to redeem the total number of shares of Series C Preferred Stock on a redemption date set pursuant to this Section 5(b), those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein.

      (c) Notice of a redemption of shares of Series C Preferred
Stock pursuant to either subparagraph (a) or (b of this Section 5 shall be delivered by the requesting party to the other party not less than ten (10) nor more than thirty (30) days prior to the date proposed by the requesting party for the redemption. Notices to be delivered to the holders of Series C Preferred Stock shall be made to each such holder at its addresses as it appears on the transfer books of the Corporation. Notices to be delivered to the Corporation shall be sent to 12777 Jones Road, Suite 400, Houston, Texas 77070, attention President. All notices placed in the mail shall be deemed delivered on the date it is placed into the custody of any office of the United States Post Office, properly addressed and stamped.

      (d) A notice of redemption shall include (i) the name of the requesting party, (ii) the number of shares of Series C Preferred Stock to be redeemed, (iii) the proposed date of redemption, (iv) the aggregate and per share redemption prices and (iv) if the notice is for a redemption pursuant to
Section 5(b), the certificate(s) evidencing the shares of Series C Preferred Stock to be redeemed.

      (e) The redemption date with respect to any shares of Series C Preferred Stock shall be the day in which such redemption occurs.

   5A. MANDATORY AUTOMATIC REDEMPTION. After the date hereof, the Corporation shall redeem shares of Series C Preferred Stock then outstanding at the applicable Call Redemption Price upon each issuance of any equity or debt security of the Corporation. The amount of shares of Series C Preferred Stock to be redeemed pursuant to this Section 5A shall equal the aggregate dollar amount of consideration received by the Corporation, other than for outstanding stock options and warrants, from any such equity or debt issuance divided by the applicable Call Redemption Price on the date of redemption. Any redemption required by this Section 5A shall occur within five (5) business days after each issuance of debt or equity by the Corporation. Each issuance of debt or equity of the Corporation shall automatically, without notice or confirmation, give rise to the obligation of the Corporation to redeem shares of Series C Preferred Stock pursuant to this Section 5A.


   6. VOTING RIGHTS: ELECTION OF DIRECTOR. The holders of Series C
Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation.

   7. CONVERSION. The Shares of Series C Preferred Stock shall not be convertible, whether at the option of the holder therefore or the Corporation

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   8. PROTECTIVE PROVISIONS. So long as any shares of Series C Preferred
Stock remain outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty six and two thirds of the then outstanding shares of Series C Preferred Stock:

      (a) sell, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than (50%) of the voting power of the Corporation is disposed of;

      (b) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares;

      (c) increase or decrease the total number of authorized shares of Series C Preferred Stock (other than by redemption);

      (d) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, except for any securities to be issued pursuant to (i) that certain Subscription Agreement, dated July 22, 1998 and amended on January 3, 2000, by and between the Corporation and CyNet Holding, L.LC. or (ii) any options, warrants or other commitments to issue equity securities of the Corporation, in each such case, issued and outstanding as of January 31, 2000;

      (e) declare or pay dividends on its Class A Common Stock or Class B Common Stock;

      (f) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series A Preferred Stock (except upon conversion thereof), Series B Preferred Stock (except upon conversion thereof), Class A Common Stock or Class B Common Stock (except upon the exchange thereof for shares of Class A Common Stock); PROVIDED, HOWEVER, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

      (g) increase the authorized number of directors of the Corporation to a number greater than nine (9); or

      (h) incur any debt, obligation or other liabilities of the Corporation, except ordinary trade payable and accrued operating expenses.

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     9. REACQUIRED SHARES. Any shares of Series C Preferred Stock redeemed, converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. No such shares of Series C Preferred Stock shall upon their cancellation be reissued or restored by the Corporation to the status of authorized but unissued capital stock.

     10. CERTAIN REMEDIES. Any registered holder of Series C Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Statement of Designations and to enforce specifically the terms and provisions of this Statement of Designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

     11. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     12. DEFINITIONS. As used in this Statement of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Articles of Incorporation" shall mean the Articles of Incorporation of the Corporation as filed with the Secretary of State of the State of Texas.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of Texas are authorized or required by law or executive order to close.

     "Call Redemption Price" means, with respect to a Call Redemption, (i) from the date of issuance to July 31, 2000, $1.09, (ii) from August 1, 2000 to January 31, 2001, $1.18, (iii) from February 1, 2001 to July 31, 2001, $1.31,
(iv) from August 1, 2001 to January 31, 2002, $1.45, (v) from February 1, 2002 to July 31, 2002, $1.64 and (vi) on and after August 1, 2002, $1.86.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

     "Corporation" shall have the meaning ascribed to it in the first paragraph of this Resolution.

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      "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

     "Junior Stock" shall have the meaning ascribed to it in Section 2 hereof.

     "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, dissolution or winding up of the Corporation. For purposes of Section 4, "Liquidation" shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the them outstanding shares of Series C Preferred Stock shall determine otherwise), (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation; or (B) a sale of all or substantially all of the assets of the Corporation.

     "Liquidation Amount" shall have the meaning ascribed to it in Section 4(a) hereof.

     "Liquidation Preference" shall have the meaning ascribed to it in
Section 4(a) hereof.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

     "Redemption Price" means (i) from February 1, 2001 to July 31, 2001, $1.31, (ii) from August 1, 2001 to January 31, 2002, $1.45, (iii) from February 1, 2002 to July 31, 2002, $1.64 and (iv) on and after August 1, 2002, $1.86.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Series C Preferred Stock" shall have the meaning ascribed to it in
Section 1 hereof.

      "Statement of Designations" shall mean this statement of the Powers, Designations, Preferences and Rights of the Series C Redeemable Callable Preferred Stock, no par value, adopted by the Board of Directors and filed with the Secretary of State of State of Texas.


     IN WITNESS WHEREOF, the undersigned authorized officer of the Company has executed and subscribed this statement and does affirm the foregoing as true this 3rd day of February, 2000.


                                       CYNET, INC.


                                       By: /s/ Bernard B. Beale
                                           -----------------------------------
                                       Bernard B. Beale, Vice President

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